UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2023

GTJ REIT, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-136110	20-5188065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1399 Franklin Avenue Suite 100
Garden City, New York		11530
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 693-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

GTJ REIT, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 8, 2023. Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting of Stockholders.

1. The election of three Class II directors to serve for a term of three years.

The following three directors were elected based on the following vote totals:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul Cooper	7,439,972	5,066	4,000	0
Louis Sheinker	7,373,733	27,085	48,220	0
Stanley Perla	7,243,799	82,433	122,806	0

2. The ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The stockholders ratified the appointment of Baker Tilly US, LLP based on the following vote totals:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,257,754	58,783	132,501	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc.

Date:	June 12, 2023	By:	/s/ Louis Sheinker
Louis Sheinker President and Chief Operating Officer